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                                                               EXHIBIT 10(a)(17)



                                AMENDMENT NO. 19
                                     TO THE
                                UPS THRIFT PLAN

       WHEREAS, United Parcel Service of America, Inc. and its affiliated corporations heretofore established, effective as of July 14, 1960, the UPS Thrift Plan (the "Plan") for the benefit of their eligible employees in order to provide benefits to those employees upon their retirement, death or other separation from service; and

       WHEREAS, the Plan, as adopted and amended from time to time, was amended and restated in its entirety, effective as of January 1, 1976, to comply with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"); and

       WHEREAS, the Plan has been amended further since January 1, 1976, the most recent amendment being Amendment No. 18, effective January 1, 1993; and

       WHEREAS, the Board of Directors of United Parcel Service of America, Inc. desires to amend the Plan further to permit Employer contributions to be matched with participants voluntary savings contributions for non-discrimination testing and other purposes.

       NOW THEREFORE, pursuant to the authority vested in the Board of Directors of United Parcel Service of America, Inc. by Section 16.1 of the Plan, the Plan is hereby amended as follows, effective January 1, 1994 except as otherwise noted:

       1. Section 4.3 is revised by deleting the words "limitations provided in Section 5.6(b)(2) and Article VI of the Plan" and by inserting in lieu thereof the words "limitations provided in Sections 5.6(b)(3), 6.1 and 6.2 of the Plan."

       2.    Section 5.6(b) is amended in its entirety to read as follows:

             (b)  (1)     As of the end of each calendar year the Committee
                          shall, subject to paragraph (3) below, credit each eligible Participant's Employer Contributions Account in the General Fund with that part of the Employer's
                          Basic Contribution for the year as bears the same ratio to such contribution as the average monthly balance during the year of the Participant's combined
                          Participant Savings Account, Employer Contributions






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                          Account and Participant Investment Income Account
                          bears to the aggregate average monthly balances of all Participants in the three accounts of the General Fund.

                  (2) A Participant shall be eligible to share the allocation of the Employer Basic Contribution for the Plan Year only if (A) the Participant has an Employer Contribution Account in the General Fund on January 1 of the Plan Year following the Plan Year for which the Employer's Basic Contribution is made and (B) the Participant in fact made one or more voluntary savings contributions pursuant to Article III (including weekly cash payments in lieu of payroll deductions pursuant to the subsections 3.2(b) and
                          (c)) which were allocated to his or her Participant Savings Account for the Plan Year for which the Employer Basic Contribution is being made.

                  (3) Notwithstanding the foregoing, no amount in excess of four thousand dollars ($4,000) shall be allocated to a Participant as an Employer Basic Contribution with respect the any calendar year, and if the Participant ceased participation during a calendar year the four thousand dollar limit shall be reduced to an amount which shall be determined by multiplying the four thousand dollar limit by a fraction, the numerator of which is the number of wholly or partially completed calendar months of participation during said calendar year, and the denominator of which is 12. Any amount in excess of the dollar limitations determined under the preceding sentences shall reduce the Employer's Tentative Basic Contribution to arrive at the Employer's Basic Contribution to be made under the Plan.

                  (4) Effective for the Employer Basic Contribution for the 1994 and subsequent Plan Years, that portion of the Employer Benefit Contribution allocated to the account of a Participant who is a Highly Compensated Employee, which, when combined with the Participant's voluntary savings contributions pursuant to Article III, exceeds the contribution limitations for Highly Compensated Employees pursuant to Section 6.3 shall be distributed to such Participant in accordance with the provisions of that Section.

       3. Effective January 1, 1989, Subsection 6.2(a) is amended by the addition of the following sentence to the end thereof:

             For purposes of the foregoing sentence, "total compensation" means the Participant's taxable compensation from the Employer reported on Form W-2 for the Plan Year or, as determined by the Committee in a uniform manner with respect to all Employees for the Plan Year, such other nondiscriminatory definition of compensation that satisfies the requirements Treas. Reg. 1.415-2(d).

       4. Section 3.7 is deleted and a new Section 6.3 is added to read as follows:

             Contribution Limitations Under Section 401(m) of the Code.

             (a) Average Contribution Percentage Test. The "Average Contribution Percentage", as determined under subsection (b), for the group of Employees who are Highly Compensated Employees shall not exceed for any Plan Year after 1993 the greater of





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                  (1)     The Average Contribution Percentage for the group of
                          Non-Highly Compensated Employees times 1.25; or

                  (2) The Average Contribution Percentage for the group of Non-Highly Compensated Employees times 2.0; provided, however, that the Average Contribution Percentage for the group of Highly Compensated Employees does not exceed the Average Contribution Percentage for the group of Non-Highly Compensated Employees by more than two percentage points.

                  For purposes of the foregoing tests and subsection (b), an "Employee" includes any Employee eligible to make voluntary savings contributions pursuant to Article III at any time during the Plan Year, even if he or she in fact declined to make such contributions. In addition, to the extent prohibited by Treasury regulations, paragraph (2) of this subsection (a) may not be applied to satisfy both the Average Contribution Percentage described above and the average deferral percentage test with respect to a cash or deferred arrangement under Code Section 401(k) maintained by an Employer or Related Employer.

             (b) Excess Contributions. The Average Contribution Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                  (1) The sum of (i) the Employee's voluntary savings contributions (pursuant to Article III) and (ii) the Employee's share of Employer Basic Contribution or Imputed Employer Contribution, as the case may be, actually paid to the Trustee on behalf of such Employee for such Plan Year (together, "Aggregate Contributions"), to

                  (2)     his or her Compensation for the Plan Year.

                  For the purpose of determining the above-described ratio ("Contribution Percentage") with respect to a Highly Compensated Employee, the Aggregate Contributions and Compensation of such Highly Compensated Employee shall included the Aggregate Contributions and Compensation of said Employee's family members (as described in Code Section 414(q)(6)(B)), and such affected family members shall be disregarded in determining the Average Contribution Percentage for the group of Non-Highly Compensated Employees.

             (c) If more than one plan providing for matching contributions or employee contributions (within the meaning of Section 401(m) of the Code) is maintained by the Employer or a Related Employer (other than a plan which is not permitted to be aggregated with this Plan under Treas. Reg. Section 1.401(m)-1(b)(3)(ii)), the individual ratio of any Highly Compensated Employee who participates in more than one such plan shall, for purposes of determining the individual's Contribution Percentage, be determined as if all such plans were a single plan with respect to the Plan Years ending with or within the same calendar year.

             (d) The Committee shall have the responsibility of determining the extent, if any, to which either of the tests described in subsection (a) may not be met with respect to Employees' Average Contribution Percentages. If, in the discretion of the Committee, it is determined that Aggregate Contributions made on behalf of Highly Compensated Employees do not satisfy one of the tests in subsection (a), then Aggregate Contributions with respect to Highly Compensated Employees shall be refunded in





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                  uniform percentage increments, commencing with the Aggregate
                  Contributions of the group of Highly Compensated Employees with the highest percentages of Aggregate Contributions, and then the Aggregate Contributions of the group of Highly Compensated Employees with the next highest of such percentages, and so on, until it is determined by the Committee that the Plan will satisfy one of the Average Contribution Percentage tests set forth in subsection (a). Each reduction at a stated percentage level will apply to all Highly Compensated Employees at that level regardless of whether their Contribution Percentages have been reduced from higher levels. The Committee shall accomplish the reductions as described above by distributing to each affected Highly Compensated Employee that portion of his or her Aggregate Contribution (plus any income and minus any loss allocable thereto in a manner consistent with Treasury regulations, if any) necessary to meet the requirements of one of the Average Contribution Percentage tests in subsection (a) on or before March 15 of the following Plan Year. If such distribution is not made, it must in all events be made no later than the close of said following Plan Year.

             (e) Definitions. For purposes of this Section 6.3, the following terms shall have the meanings set forth below:

                  (1) "Compensation" shall mean any of the following, as determined by the Committee in a uniform manner with respect to all Employees for the Plan Year:

                          (A) The Compensation or wages paid to an Employee for the Plan Year by reason of his or her employment by the Employer including overtime pay and commissions, before any payroll deductions, including elective deferrals contributions and/or salary reduction contributions, if any, to a plan or plans described in Section 125 or 401(k) of the Code, but excluding bonuses, expense reimbursements and contributions (other than elective deferral contributions to a cash or deferred arrangement described in Section 401(k) of the Code) made by the Employer to any employee benefit plan other than this Plan.

                          (B) The Employee's taxable compensation from the Employer reported on Form W-2 for the Plan Year, or

                          (C) Such other nondiscriminatory definition of compensation which satisfies the requirements of Code Section 414(s) and the regulations hereunder.

                          Notwithstanding the foregoing, in no event shall the Compensation of any Employee as determined for purposes of this Section 6.3 and taken into account for any Plan Year exceed $150,000, increased by the applicable cost-of-living adjustment, if any, for the calendar year sanctioned by Code Section 401(a)(17). In determining the Compensation of an Employee, any Compensation paid by the Employer to the spouse or lineal descendant (who has not attained age 19 before the close of the Plan Year) of an Employee who is (i) a 5% owner as defined in section 416(i) of the Code or (ii) one of the 10 employees of the Employer paid the greatest Compensation during the Plan Year shall be treated as Compensation paid to such Employee.
                          If, as the result of the application of the foregoing sentence the applicable dollar limitation is exceeded, then such limitation shall be prorated among the affected individuals in





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                          proportion to each such individual's Compensation as
                          determined for purposes of this Plan prior to the application of the dollar limitation.

                  (2) "Highly Compensated Employee" means, with respect to a particular Plan Year, an Employee who is not represented for purposes of collective bargaining by a labor union and who (i) during the Plan Year or other "determination year" as described in the regulations to Code Section 414(1) is among the 100 employees receiving the most compensation from the Employer and is a highly compensated employee as defined by Code Section 414(q) and the regulations thereunder or (ii) during the 12-month period preceding the applicable determination year (the "look-back year") is a highly compensated employee as defined in Code Section 414(q) and the regulations thereunder. The Committee may, in its discretion and consistent with regulations under Code Section 414(q) or other guidance issued by the Secretary of the Treasury, elect to make a look-back year calculation for a determination year on the basis of the calendar year ending with or within the applicable determination year.

                  (3) "Non-Highly Compensated Employee" means an Employee who is not represented for purposes of collective bargaining by a labor union, and who is not a Highly Compensated Employee as defined in (2) above.

       5. Section 7.1 is amended by deleting the words "As of January 1 following the calendar year" in each plan in which it appears, and by inserting the following in lieu thereof:

             "As of December 31 of the calendar year"

       6.    Section 7.1 is further amended by deleting the test of subsection
(a) and inserting the following in lieu thereof:

             (a) As of December 31 of the calendar year in which the Participant completes 35 years of participation in the Plan;

       7. Effective January 1, 1994, Subparagraph 10.1(b) is amended to read as follows:

             (b)  Imputed Employer Contribution.  A Participant described in
                  Section 10.1(a) shall be eligible to share in the allocation of the Imputed Employer Contribution only if he or she in fact made voluntary savings contributions pursuant to Article III (including weekly cash payments in lieu of payroll deductions pursuant to subsections 3.2(b) and (c)) which were allocated to his or her Participant Savings Account for the Plan Year for which the Imputed Employer Contribution is made. The Imputed Employer Contribution which shall be credited with respect to an eligible Participant's Transferred Amount shall be an amount equal to the product of
                  (1), (2) and (3) below where

                  (1) is the annual percentage rate of the Employer's Tentative Basic Aggregate Contribution, as described in Subsection 4.1(b)(1), if any, for the calendar year in which the Participant's Transfer Event described in Section 7.1 occurs, which percentage rate shall be determined by dividing the amount of said Tentative Basic Aggregate





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                          Contribution by the aggregate average monthly account
                          balances for such year of all Participants' accounts in the General Fund, as of December 31,

                  (2) is the average monthly balance of the accounts held for the Participant in the General Fund during the calendar year in which the Participant's Transfer Event described in Section 7.1 occurs, and

                  (3) is a fraction, the numerator of which is an integer equal to the whole or partial calendar months of Regular Employment completed by the Participant during the calendar year in which his Transfer Event occurs, and the denominator of which is twelve (12).

                  In no event shall the Imputed Employer Contribution made with respect to any Participant exceed four thousand dollars ($4,000) multiplied by a fraction, the numerator of which is an integer equal to the number of whole or partial calendar months of Regular Employment completed by the Participant during such calendar year, and the denominator of which is twelve (12). Effective for the Imputed Employer Contribution for the 1994 and subsequent Plan Years, that portion of the Imputed Employer Contribution made with respect to any Participant who is a Highly Compensated Employee which, when combined with the Participant's voluntary savings contributions for the Plan Year pursuant to Article III, exceeds the contribution limitations for Highly Compensated Employees pursuant to Section 6.3, shall be distributed to such Participant in accordance with the provisions of that Section.

       8.    Section 19.2(i) is amended to read as follows:

             "Total Compensation" is the Participant's compensation as defined in Section 415(c)(3) of the Code, but shall not be greater than the applicable annual dollar limitation prescribed in Code Section 401(a)(17).

       9.    Section 19.5 is deleted.

       IN WITNESS WHEREOF, United Parcel Service of America, Inc., based upon the action by the Board of Directors, has caused this Amendment No. 19 to be executed this 2nd day of December 1994.


ATTEST:                            UNITED PARCEL SERVICE OF
                                   AMERICA, INC.

By:
   ----------------------------    ------------------------------
   Secretary                       Chairman





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